                                                                     EXHIBIT 4.2



                               FATBRAIN.COM, INC.

                          REGISTRATION RIGHTS AGREEMENT

                             ______________ __, 1999

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 1. Registration Rights.....................................................  1
    1.1   Definitions.......................................................  1
    1.2   Shelf Registration................................................  2
    1.3   Obligations of the Company........................................  3
    1.4   Furnish Information...............................................  4
    1.5   Expenses of Shelf Registration....................................  4
    1.6   Underwriting Requirements.........................................  4
    1.7   Delay of Registration.............................................  4
    1.8   Indemnification...................................................  5
    1.9   Reports Under Securities Exchange Act of 1934.....................  7
    1.10  Assignment of Registration Rights.................................  7
    1.11  Limitations on Registration Rights................................  8
    1.12  Consent and Waiver of Prior Investors and Management Holders......  8

2.  Miscellaneous...........................................................  8
    2.1  Successors and Assigns.............................................  8
    2.2  Governing Law......................................................  8
    2.3  Counterparts.......................................................  9
    2.4  Titles and Subtitles...............................................  9
    2.5  Notices............................................................  9
    2.6  Expenses...........................................................  9
    2.7  Amendments and Waivers.............................................  9
    2.8  Severability.......................................................  9
    2.9  Aggregation of Stock...............................................  9
    2.10 Entire Agreement...................................................  9


Schedule A  Schedule of Investors
Schedule B  Schedule of Prior Investors
Schedule C  Schedule of Management Holders

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT is made as of __________ __, 1999, by and between Fatbrain.com, Inc. (formerly, Computer Literacy, Inc.), a Delaware corporation (the "Company"), the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor," the investors listed on Schedule B hereto, each of which is herein referred to as a "Prior Investor" and the management holders set forth in Schedule C hereto (the "Management Holders").

                                    RECITALS

     WHEREAS, the Company, certain of the Prior Investors and the Management Holders are parties to that certain Amended and Restated Investors' Rights Agreement dated May 22, 1998 (the "Prior Agreement"),

     WHEREAS, the Investors and the Company are parties to the Amended and Restated Common Stock and Warrant Purchase Agreement dated October 25, 1999 (the "Purchase Agreement"), and certain of the Company's and such Investors' obligations under which are conditioned upon the execution and delivery of this Agreement; and

     WHEREAS, in order to induce the Investors to enter into the Purchase Agreement, the Prior Investors, the Management Holders and the Company wish to confirm that the rights granted to the Investors under this Agreement shall not be impacted by the rights granted to the Prior Investors and the Management Holders in the Prior Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto further agree as follows:

     1.   Registration Rights. The Company covenants and agrees as follows:

     1.1  Definitions. For purposes of this Section 1:

     (a)  The term "Act" means the Securities Act of 1933, as amended.

     (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.10 hereof.

     (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     (e) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

     (f) The term "Registrable Securities" means (i) the Common Stock sold pursuant to the Investors pursuant to the Purchase Agreement, (ii) the Common Stock issuable upon exercise of the warrants sold to the Investors pursuant to the Purchase Agreement and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

     (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable pursuant to then exercisable securities, both of which are Registrable Securities under this Agreement.

     (h)  The term "SEC" shall mean the Securities and Exchange Commission.

     1.2 Shelf Registration.

     (a) The Company shall prepare and file with the SEC, as soon as practicable but in any event on or prior to December 31, 1999, a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") registering the resale from time to time by Holders thereof of all of the Registrable Securities. The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall use reasonable efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable and to keep the Shelf Registration continuously effective under the Securities Act until the second anniversary of the closing under the Purchase Agreement.

     (b) If the Shelf Registration ceases to be effective for any reason as a result of the issuance of a stop order by the SEC at any time, the Company shall use reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof.

     (c) The Company shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act.

     (d) Notwithstanding the foregoing, if the Company shall furnish to the Holders, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it is advisable to suspend use of the Registration Statement and prospectus for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, then the Company may suspend sales of Registrable Securities under the Shelf Registration. The Company will use reasonable efforts to ensure that the use of the prospectus may be resumed, as soon as practicable and, in the case of a pending development or event referred to above, as soon as the earlier of (x) public disclosure of such pending material corporate development or similar material event or (y) in the judgment of the Company, public disclosure of such material corporate development or similar material event would not be prejudicial to the Company. Notwithstanding any other provision in this Agreement, the Company shall not under any circumstances be entitled to exercise its right under this Section 1.2(d) to suspend the effectiveness of the Registration Statement for a period in excess of an aggregate of 90 days in any 12 month period.

     1.3 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

     (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     1.4 Furnish Information.

     (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     1.5 Expenses of Shelf Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders) shall be borne by the Company.

     1.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters).

     1.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, officer, director, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person. In addition, the Company will indemnify and hold harmless each Investor, the officers and directors of each Investor and each person, if any, who controls such Investor, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon claims brought by third parties (including stockholders of the Company) against the Investors in connection with the transactions contemplated by the Purchase Agreement.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement, any of such Holder's officers and directors and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering received by such Holder.

     (c) Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

     (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     (f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.9 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

     (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (A) any partner or retired partner of any Investor which is a partnership (including partners that are limited liability companies or partnerships and their respective members or partners), (B) any member of former member of any Investor which is a limited liability company, (C) any family member or trust for the benefit of any individual Investor, or (D) any transferee who acquires at least 10,000 shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of Registrable Securities, provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.12 below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     1.11 Limitations on Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of seventy percent (70%) of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any registration under such Section only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

     1.12 Consent and Waiver of Prior Investors and Management Holders. By signing this Agreement, the Prior Investors and the Management Holders hereby waive for themselves and all other parties to the Prior Agreement, any and all rights they may have under the Prior Agreement, or otherwise, to include shares of common stock in registrations effected pursuant to Section 1.2 of this Agreement unless the inclusion of such securities in such registrations will not reduce the amount of the Registrable Securities of the Holders that is included in such registrations. In addition, by signing this Agreement, the Prior Investors and the Management Holders hereby amend the Prior Agreement for the sole purpose of (i) including the Investors set forth on Schedule A hereto as parties to the Prior Agreement and (ii) amending the definition of "Registrable Securities" in the Prior Agreement to include all of the shares of common stock purchased by the Investors under the Purchase Agreement. Accordingly, following execution and delivery of this Agreement, the Investors set forth on Schedule A hereto shall for all purposes be deemed "Investors" under the Prior Agreement and shall be entitled to all rights and obligations of "Investors" under the Prior Agreement as though they were original signatories thereto.

     2. Miscellaneous.

     2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon confirmed facsimile transmission to the party to be notified, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of seventy percent (70%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

     2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     2.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     2.10 Entire Agreement. This Agreement and the Prior Agreement (including the Schedules thereto) constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                        COMPANY:


                                        FATBRAIN.COM, INC.

                                        By:
                                            ------------------------------------
                                            Chris MacAskill, President

                               Address: 2550 Walsh Ave., Santa Clara, CA 95051

                                        INVESTORS:


                                        VULCAN VENTURES INCORPORATED

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                               Address: 110 110th Avenue N.E.
                                        Suite 550
                                        Bellevue, WA 98004


                                        HIGHLAND CAPITAL PARTNERS IV
                                        LIMITED PARTNERSHIP

                                    By: Highland Management Partners IV LLC

                                    By:
                                        ----------------------------------------

                                  Name:


                                        Managing Member

                                 Title:

                               Address: Two International Place
                                        Boston, MA 02110

                                        HIGHLAND ENTREPRENEURS' FUND IV
                                        LIMITED PARTNERSHIP

                                    By: Highland Entrepreneurs' Fund IV LLC

                                    By:
                                        ----------------------------------------

                                  Name:


                                        Managing Member

                                 Title:

                               Address: Two International Place
                                        Boston, MA 02110

                                        PRIOR INVESTORS:


                                        SIERRA VENTURES V, LP

                                    By:
                                        ----------------------------------------
                                        Its:
                                             -----------------------------------

                                    By:
                                        ----------------------------------------
                                        Its:
                                             -----------------------------------

                               Address: 3000 Sand Hill Road
                                        Building 4, Suite 210
                                        Menlo Park, CA 94025

                                        PRIOR INVESTORS:


                                        TRINITY VENTURES V, LP

                                    By:
                                        ----------------------------------------
                                        Its:
                                             -----------------------------------

                                    By:
                                        ----------------------------------------
                                        Its:
                                             -----------------------------------


                               Address: 3000 Sand Hill Road
                                        Building 1, Suite 240
                                        Menlo Park, CA 94025


                                        TRINITY VENTURES SIDE-BY-SIDE
                                        FUND V, LP


                                    By:
                                        ----------------------------------------
                                        Its:
                                             -----------------------------------

                                    By:
                                        ----------------------------------------
                                        Its:
                                             -----------------------------------

                               Address: 3000 Sand Hill Road
                                        Building 1, Suite 240
                                        Menlo Park, CA 94025

                                        PRIOR INVESTORS:


                                        APV TECHNOLOGY PARTNERS, L.P.

                                    By: APV Management Co., LLC
                                        Its: Managing General Partner

                                    By:
                                        ----------------------------------------
                                        Peter G. Bodine, Managing Member

                               Address: 535 Middlefield Road
                                        Menlo Park, CA 94025



                                        APV TECHNOLOGY PARTNERS, L.P.

                                    By: APV Management Co., LLC
                                        Its: Managing General Partner

                                    By:
                                        ----------------------------------------
                                        Peter G. Bodine, Managing Member

                               Address: 535 Middlefield Road
                                        Menlo Park, CA 94025



                                        APV TECHNOLOGY PARTNERS, L.P.

                                    By: APV Management Co., LLC
                                        Its: Managing General Partner

                                    By:
                                        ----------------------------------------
                                        Peter G. Bodine, Managing Member

                               Address: 535 Middlefield Road
                                        Menlo Park, CA 94025

                                        PRIOR INVESTORS:



                                        AMOS NUR

                                    By:
                                        ----------------------------------------

                               Address: c/o Stanford University
                                        Geophysics Department
                                        Mitchell 317
                                        Stanford, CA 94305-2215

                                        PRIOR INVESTORS:



                                        NEEDHAM CAPITAL SBIC, L.P.


                                    By: ----------------------------------------

                                        Its
                                            ------------------------------------

                                    By:
                                        ----------------------------------------

                                        Its
                                            ------------------------------------

                               Address: 445 Park Avenue, 3rd Floor
                                        New York, NY 10022



                                        NEEDHAM CAPITAL PARTNERS II
                                        (BERMUDA), L.P.


                                    By: ----------------------------------------

                                        Its
                                            ------------------------------------

                                    By:
                                        ----------------------------------------

                                        Its
                                            ------------------------------------

                               Address: 445 Park Avenue, 3rd Floor
                                        New York, NY 10022



                                        NEEDHAM CAPITAL PARTNERS II, L.P.


                                    By: ----------------------------------------

                                        Its
                                            ------------------------------------

                                    By:
                                        ----------------------------------------

                                        Its
                                            ------------------------------------

                               Address: 445 Park Avenue, 3rd Floor
                                        New York, NY 10022

                                        PRIOR INVESTORS:



                                        VULCAN VENTURES INCORPORATED


                                    By:
                                        ----------------------------------------

                                  Name:
                                        ----------------------------------------

                                 Title:
                                        ----------------------------------------

                               Address: 110 110th Avenue N.E.
                                        Suite 550
                                        Bellevue, WA 98004

                                        PRIOR INVESTORS:


                                        UNTERBERG HARRIS PRIVATE EQUITY
                                        PARTNERS, LP


                                    By:
                                        ----------------------------------------

                                        Its:
                                             -----------------------------------

                              Address:  10 E. 50th Street
                                        New York, NY  10022



                                        UNTERBERG HARRIS PRIVATE EQUITY
                                        PARTNERS, CV


                                    By:
                                        ----------------------------------------

                                        Its:
                                             -----------------------------------

                              Address:  10 E. 50th Street
                                        New York, NY  10022



                                        C.E. UNTERBERG, TOWBIN 401K PROFIT
                                        SHARING PLAN FBO ANDREW ARNO


                                    By:
                                        ----------------------------------------

                                        Its:
                                             -----------------------------------

                              Address:  10 E. 50th Street
                                        New York, NY  10022



                                        C.E. UNTERBERG, TOWBIN 401K PROFIT
                                        SHARING PLAN FBO BRETT WALLACE


                                    By:
                                        ----------------------------------------

                                        Its:
                                             -----------------------------------

                              Address:  10 E. 50th Street

                                        New York, NY  10022

                                        PRIOR INVESTORS:



                                        ALEX BERNSTEIN


                                    By:
                                        ----------------------------------------

                               Address: 10 E. 50th Street
                                        New York, NY  10022



                                        ANDREW BLUM


                                    By:
                                        ----------------------------------------

                               Address: 10 E. 50th Street
                                        New York, NY  10022



                                        THOMAS I. UNTERBERG


                                    By:
                                        ----------------------------------------

                               Address: 10 E. 50th Street
                                        New York, NY  10022

                                        MANAGEMENT HOLDERS:



                                        CHRIS MACASKILL


                                    By:
                                        ----------------------------------------

                               Address: c/o Fatbrain.com, Inc.
                                        2550 Walsh Ave., Santa Clara, CA 95051



                                        KIM ORUMCHIAN


                                    By:
                                        ----------------------------------------

                               Address: c/o Fatbrain.com, Inc.
                                        2550 Walsh Ave., Santa Clara, CA 95051

                                   SCHEDULE A

                              Schedule of Investors


Vulcan Ventures Incorporated
Attn: Diane H. Daggatt
110 110th Avenue N.E.
Bellevue, WA 98004

Highland Capital Partners IV
Limited Partnership
Attn: Keith E. Benjamin
Two International Place
Boston, MA 02110

Highland Entrepreneurs' Fund IV
Limited Partnership
Attn: Keith E. Benjamin
Two International Place
Boston, MA 02110

                                   SCHEDULE B

                           Schedule of Prior Investors

Vulcan Ventures
Attn:  Ralph Derrickson               Amos Nur                                   C.E. Unterberg, Towbin LLC
110 110th Avenue N.E.                 Stanford University                        Attn:  Brett Wallace
Bellevue, WA  98004                   Geophysics Department                      275 Battery Street, 29th Floor
                                      Mitchell 317                               San Francisco, CA 94111
                                      Stanford, CA  94305

Sierra Ventures V, LP                 Huret Family Partners, L.P.                Unterberg Harris Private Equity Partners,
Attn:  Peter Wendell                  Attn:  Bob Huret                           L.P.
3000 Sand Hill Road                   601 California Street, Suite 2225          Attn:  Brett Wallace
Building 4, Suite 210                 San Francisco, CA 94108                    275 Battery Street, 29th Floor
Menlo Park, CA 94025                                                             San Francisco, CA 94111

Trinity Ventures V, LP                J. Richard Fredericks                      Unterberg Harris Private Equity Partners,
Attn:  Tod Francis                    c/o NationsBanc Montgomery Securities      C.V.
3000 Sand Hill Road                   600 Montgomery Street, 24th Floor          Attn:  Brett Wallace
Building 1, Suite 240                 San Francisco, CA 94111                    275 Battery Street, 29th Floor
Menlo Park, CA 94025                                                             San Francisco, CA 94111

Trinity Side-By-Side Fund V, LP       Joseph M. Petri                            Thomas Unterberg
Attn:  Tod Francis                    c/o Summit Capital Advisors                Attn:  Brett Wallace
3000 Sand Hill Road                   150 JFK Parkway                            275 Battery Street, 29th Floor
Building 1, Suite 240                 Short Hills, NJ 07078                      San Francisco, CA 94111
Menlo Park, CA 94025

APV Technology Partners, L.P.         Needham Capital SBIC, L.P.                 C.E. Unterberg, Towbin 401K Profit Sharing
Attn:  Peter G. Bodine                Attn:  John Michaelson                     Plan FBO Andrew Arno:
535 Middlefield Road                  445 Park Avenue, 3rd Floor                 Attn:  Brett Wallace
Menlo Park, Ca 94025                  New York, NY 10022                         275 Battery Street, 29th Floor
                                                                                 San Francisco, CA 94111

APV Technology Partners U.S., L.P.    Needham Capital Partners II, L.P.          Brett William Wallace
Attn:  Peter G. Bodine                Attn:  John Michaelson                     c/o C.E. Unterberg, Towbin
535 Middlefield Road                  445 Park Avenue, 3rd Floor                 275 Battery Street, 29th Floor
Menlo Park, Ca 94025                  New York, NY 10022                         San Francisco, CA 94111

APV Technology Partners II, L.P.      Needham Capital Partners II, (Bermuda)     C.E. Unterberg, Towbin 401K Profit Sharing
Attn:  Peter G. Bodine                L.P.                                       Plan FBO Alexander Bernstein:
535 Middlefield Road                  Attn:  John Michaelson                     Attn:  Brett Wallace
Menlo Park, Ca 94025                  445 Park Avenue, 3rd Floor                 275 Battery Street, 29th Floor
                                      New York, NY 10022                         San Francisco, CA 94111

Stanford University                   WAH Investment, L.L.C.                     Andrew Blum
Attn:  Carol Gilmer                   Attn:  Eric Hansen                         10 E. 50th Street
2770 Sand Hill Road                   601 2nd Avenue South, Suite 3100           New York, NY 10022
Menlo Park, CA 94025                  Minneapolis, MN  55402

G & H Partners                        Paine Webber, as Custodian for Andrew
155 Constitution Drive                Blum IRA
Menlo Park, California 94025          Attn:  Ellen Dejewski
Attn: Robert V. Gunderson, Jr.        C/o C.E. Unterberg, Towbin
                                      Swiss Bank Tower
                                      10 East 50th Street, 22nd Floor
                                      New  York, NY  10022

                                   SCHEDULE C

                         Schedule of Management Holders

CHRIS MACASKILL
c/o Fatbrain.com, Inc.
2550 Walsh Ave., Santa Clara, CA 95051


KIM ORUMCHIAN
c/o Fatbrain.com, Inc.
2550 Walsh Ave., Santa Clara, CA 95051